Comprehensive Credit Facility Agreement of Maximum Amount (“Credit Facility Agreement”) Entered into by and between Shenzhen BAK Battery Co., Ltd (“the Debtor”) and Shenzhen Nanshan Branch, China Everbright Bank (the “Creditor”) Dated January 21st, 2009

Main articles:
➢	Contract number: ZH78240901003;
➢	Maximum amount of credit facilities to be provided: RMB 100 million;
➢	Term: from March 30th, 2009 to March 30th, 2010;
➢	Purpose of the loan is to provide working capital for the Company;
➢	Interest rate will be determined in each loan agreement to be signed under this Credit Facility Agreement;
➢
Breach of contract penalties: correct the breach of contract in time limit; suspension of loan unprovided; demand prepayment of loan principal and interest before maturity; adjustment of the maximum amount of credit facilities.

Headlines of the articles omitted
➢	Identification of terms
➢	Terms of credit
➢	The procedure on using the comprehensive credit facility
➢	Guaranty
➢	The promise of the Creditor
➢	The promise of the Debtor
➢	Validity
➢	Disputation settlement
➢	The integrity of Credit Facility Agreement
➢	Supplement articles
➢	Notification